Exhibit 99.2

DI Super Holdings, Inc. and Subsidiaries

Condensed Consolidated Financial Statements (Unaudited)

September 30, 2021

DI Super Holdings, Inc. and Subsidiaries

Index

September 30, 2021

DI Super Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet (Unaudited)

September 30, 2021

(amounts in thousands, except share and per share amounts)

Assets
Current assets:
Cash and cash equivalents	$1,093
Trade accounts receivable, net of allowances of $2,011	130,300
Inventories	123,984
Prepaid expenses and other	14,041
Total current assets	269,418
Property and equipment, net of accumulated depreciation	30,001
Operating lease right-of-use assets, net	53,473
Goodwill	316,664
Intangible assets, net	221,846
Other noncurrent assets	2,070
Total assets	$893,472
Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	$68,781
Accrued liabilities	40,944
Current portion of long-term debt	20,789
Operating lease liabilities	16,002
Income taxes payable	1,454
Total current liabilities	147,970
Long-term debt, net of current portion	432,758
Long-term lease liability	39,639
Deferred tax liabilities	15,280
Total liabilities	635,647
Commitments and contingencies (Note 12)
Stockholder's equity:
Common stock; $0.01 par value; 100 shares issued and outstanding, respectively	-
Additional paid-in capital	361,517
Accumulated deficit	(81,951)
Accumulated other comprehensive loss	(21,741)
Total stockholder's equity	257,825
Total liabilities and stockholder's equity	$893,472

See notes to our unaudited condensed consolidated financial statements.

DI Super Holdings, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations and Comprehensive Income (Unaudited)

Nine Months Ended September 30, 2021

(amounts in thousands)

Revenues	$587,284
Cost of sales, exclusive of items shown separately below	412,416
Operating expenses	120,989
Transactional expenses	5,646
Depreciation and amortization expense	19,857
Operating income	28,376
Other (expense) income:
Gain on foreign exchange	130
Interest expense, net	(24,174)
Total other expense	(24,044)
Income before income taxes	4,332

Income tax expense	(1,872)

Net income	2,460
Gain on foreign currency translation	478
Comprehensive income	$2,938

See notes to our unaudited condensed consolidated financial statements.

DI Super Holdings, Inc. and Subsidiaries

Condensed Consolidated Statement of Changes in Stockholder’s Equity (Unaudited)

Nine Months Ended September 30, 2021

(amounts in thousands, except share amounts)

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholder's
	Shares	Par Value	Capital	Deficit	(Loss) Income	Equity

Balances at December 31, 2020	100	$-	$361,517	$(84,411)	$(22,219)	$254,887
Net income	-	-	-	2,460	-	2,460
Other comprehensive income	-	-	-	-	478	478
Balances at September 30, 2021	100	$-	$361,517	$(81,951)	$(21,741)	$257,825

See notes to our unaudited condensed consolidated financial statements.

DI Super Holdings, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows (Unaudited)

Nine Months Ended September 30, 2021

(amounts in thousands)

Cash flows from operating activities
Net Income	$2,460
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	6,102
Amortization of intangible assets	13,755
Amortization of debt issuance costs	1,503
Provision for doubtful accounts	(418)
Paid in kind interest	1,037
Unrealized gain on interest rate swap	(471)
Deferred income tax expense	74
Gain on foreign exchange	51
Changes in operating assets and liabilities, net of effects of business acquired
Accounts receivable	(27,631)
Inventories	(27,407)
Income taxes receivable/payable	(183)
Prepaid expenses and other	1,812
Other assets	1,488
Lease liability	147
Accounts payable and accrued liabilities	10,979
Net cash used in operating activities	(16,702)
Cash flows from investing activities
Acquisition of business	(12,210)
Purchase of property and equipment	(1,199)
Net cash used in investing activities	(13,409)
Cash flows from financing activities
Payment on finance leases	(1,801)
Proceeds from bank loan and line of credit	22,654
Payments on bank loan and line of credit	(1,548)
Net cash provided by financing activities	19,305
Effect of foreign currency exchange rate changes on cash	(312)
Net decrease in cash and cash equivalents	(11,118)
Cash and cash equivalents
Beginning of period	12,211
End of period	$1,093

See notes to our unaudited condensed consolidated financial statements.

DI Super Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (unaudited)

September 30, 2021

(amounts in thousands)

1.Organization and Business

DI Super Holdings, Inc. (the “Company”) was incorporated in the State of Delaware on October 29, 2014. The Company owns 100% of the outstanding equity of DI Intermediate, Inc., DI Purchaser, Inc., DIH LLC, Distribution International Holding Corp, and Distribution International, Inc. and its thirteen subsidiary companies: Distribution International Southwest, Inc.; Silvercote, LLC; BWI Distribution, Inc.; Lecco Industries Inc.; United Insulation Sales and Fabrication, Inc.; Thorpe Products Company; Thorpe Products Midwest, LLC; Mechanical Insulation Supply, Inc.; Distribution International Northeast; Crossroads C&I Distributors Inc. (“Crossroads”), and GlassCell Isofab Inc. (“GCI”), Ideal Products of America Holdings, LLC; Ideal Products of Canada, Ltd. and its subsidiaries. The Company is a distributor and fabricator of industrial, commercial and marine insulation and safety and metal building insulation and environmental products currently operating 84 branches located in 34 states throughout the Gulf Coast, Mid- Atlantic, Midwest, Northeast, West and Southeast regions of the United States of America (“US”) and 14 branches in five provinces in Canada, and one facility in Dong Guan, China. The Company is a wholly owned subsidiary of DI Parent, LP (the “Parent”). Both the Company and the Parent are entities formed by Advent International.

On October 15, 2021, Advent International completed the sale of DI Super Holdings, Inc. to TopBuild Corp., in an all cash transaction valued at $1,001,000 in cash, on a cash-free, debt-free basis, subject to customary purchase price adjustment mechanism. As part of the acquisition, the Company incurred approximately $2,703 of transactional expenses related to professional fees incurred on the sale for the nine months ended September 30, 2021.

We believe the accompanying unaudited condensed consolidated financial statements contain all adjustments, of a normal recurring nature, necessary to state fairly our financial position as of September 30, 2021, our results of operations for the nine months ended September 30, 2021, and cash flows for the nine months ended September 30, 2021. These condensed consolidated financial statements and related notes should be read in conjunction with the Company’s 2020 consolidated financial statements.

2.Accounting Policies

Financial Statement Presentation

Our condensed consolidated financial statements have been developed in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from these estimates. All significant intercompany transactions have been eliminated.

DI Super Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (unaudited)

September 30, 2021

(amounts in thousands)

3.Acquisitions

On September 1, 2021, the Company completed the acquisition of Ideal Products of America, LP and Ideal Products of Canada, Ltd., collectively referred to as “Ideal Products Group of Companies” for $32,726 in total consideration. This consists of two Seller Financed Notes totalling $17,768 and a tax liability of $1,629. Interest on the notes begins accruing April 1, 2022 at an annual rate of 8% per annum, of which 3% shall be paid in cash and 5% shall be treated as PIK interest. The principal and any accrued and unpaid interest is due in full at the earlier of immediately prior to the consummation of any liquidity event or December 15, 2026. The remaining purchase price of $13,329, including cash acquired, was paid in cash.

Goodwill of $15,188 to be recognized in connection with these acquisitions is attributable to the synergies expected to be realized and improvements in the businesses after the acquisitions.

Transaction cost of $619 were expensed and included in transactional expenses.

The estimated fair values of the assets acquired and liabilities assumed for the 2021 acquisition approximated the following as of September 30, 2021 was:

Cash	$1,336
Trade accounts receivable	4,355
Inventories	10,219
Prepaid expense and other	2,250
Property and equipment	1,775
Goodwill	15,188
Accounts payable and accrued liabilities	(2,397)
Net assets acquired	$32,726

4.Property and Equipment, Net

The following is a summary of property and equipment, net as of September 30, 2021:

Leasehold improvements	$9,208
Land and buildings	1,695
Office furniture and equipment	2,124
Automobiles	1,712
Warehouse equipment	27,913
Computer equipment and software	8,662
Forklifts	614
Right-of-Use Assets	14,216
66,143

Less: Accumulated depreciation and amortization	(36,464)
Construction in progress	322
$30,001

Depreciation expense for the nine months ended September 30, 2021 was $6,102.

DI Super Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (unaudited)

September 30, 2021

(amounts in thousands)

5.Leases

The Company leases most of its warehouse and office facilities and delivery fleet for various terms under long-term and usually noncancelable leases. The portion of active leases within the Company’s portfolio classified as operating leases are included in operating lease Right of Use (“ROU”) assets and short-term and long-term operating lease liabilities in the balance sheet. The finance leases portion of the active lease agreements are included in property and equipment and short-term and long-term finance lease obligations in the balance sheet. The ROU assets represent the Company’s right to use the underlying asset for the lease term and lease liabilities represent the Company’s obligation to make minimum lease payments arising from the lease for the duration of the lease term.

The following table is a summary of the components of operating and finance lease cost for the nine months ended September 30, 2021:

Lease Cost
Financing lease costs:
Amortization of finance lease assets	$2,014
Interest on lease liabilities	74
Operating lease cost	14,691
Other	1,121
Total lease cost	$17,900

The following is supplemental cash flow information related to leases for the nine months September 30, 2021:

Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from finance leases	$74
Operating cash flows from operating leases	14,558
Financing cash flows from finance leases	1,676
Total	$16,308

DI Super Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (unaudited)

September 30, 2021

(amounts in thousands)

The following is supplemental balance sheet information related to leases as of September 30, 2021:

Leases	Classification
Assets
Operating	Operating lease right of use assets	$53,473
Finance	Property and equipment, net	10,463
Total leased assets		$63,936

Liabilities
Current
Operating	Operating lease liabilities	$16,002
Finance	Current portion of long term debt	2,509
Non Current
Operating	Operating lease liabilities	39,639
Finance	Long-term debt, net of current portion	8,883
		$67,033

	Lease	Discount
	Term	Rate
Weighted-average, September 30, 2021
Operating leases	4.4 years	1%
Finance leases	4.6 years	1%

A summary of future minimum lease payments under noncancelable operating and finance leases with an initial or remaining term in excess of one year at September 30, 2021 is as follows:

Payments due by Period	Operating	Finance

2021	$4,571	$643
2022	15,565	2,685
2023	12,292	2,453
2024	10,466	1,670
2025	8,448	1,531
2026 & Thereafter	8,951	2,718
Total lease payments	$60,293	$11,700

Less imputed interest	(4,652)	(308)

Total	$55,641	$11,392

DI Super Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (unaudited)

September 30, 2021

(amounts in thousands)

6.Intangible Assets, Net of Amortization

The carrying amount of intangible assets, net of accumulated amortization, as of September 30, 2021 consisted of the following:

	Weighted
	Average	Carrying		Carrying
	Amortization	Amount	Accumulated	Amount
September 30, 2021	Period	Gross	Amortization	Net

Subject to amortization
Customer relationships	20 Years	$251,632	$(77,752)	$173,880
Trade names and other	15 Years	84,740	(36,774)	47,966

		$336,372	$(114,526)	$221,846

Amortization expense for the nine months ended September 30, 2021 was $13,755. Estimated aggregate amortization expense of the Company for each of the next five years and thereafter is as follows:

Year Ending December 31,
Remainder of 2021	$4,564
2022	18,231
2023	18,231
2024	18,231
2025	18,231
2026 & Thereafter	144,358
$221,846

7.Goodwill

The following table summarizes the changes in the Company’s goodwill balance through September 30, 2021:

Balance at December 31, 2020	$300,917
Acquisition	15,188
Foreign currency translation	559
Balance at September 30, 2021	$316,664

DI Super Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (unaudited)

September 30, 2021

(amounts in thousands)

8.Long-Term Debt

Long-term debt as of September 30, 2021 includes:

Instrument	Maturity and Principal Payments	September 30,
		2021

1st Lien Credit Agreement	December 15, 2021-qtrly payments $42 unpaid principal due at maturity	$16,560

	December 15, 2023-qtrly payments $473 unpaid principal due at maturity	185,096

2nd Lien Credit Agreement	December 15, 2024 unpaid principal due at maturity	139,250

Asset Based Revolver–US Revolver	December 15, 2023 unpaid principal due at maturity	81,659

Asset Based Revolver–Canadian Revolver	December 15, 2023 unpaid principal due at maturity	7,081

Seller financed notes	December 15, 2026 unpaid principal due at maturity or immediately prior to any Liquidity Event	17,703

Finance Leases–Equipment		11,392
Net unamortized discount and debt issuance costs		(5,194)
Total debt		453,547
Less: Current maturities of long-term debt		(20,789)
Long-term debt		$432,758

The Company entered into two Seller Financed Notes in connection with the acquisition of Ideal Products of America and Ideal Products of Canada. Interest of these notes begins accruing April 1, 2022 at an annual rate of 8% per annum, of which 3% shall be paid in cash and 5% shall be treated as PIK interest. The principal and any accrued and unpaid interest due in full at the earlier of immediately prior to the consummation of any liquidity event and December 15, 2026.

Amortization of closing fees and debt issuance costs of $1,503 for the nine months ended September 30, 2021, is included in interest expense in the accompanying condensed consolidated statement of operations and comprehensive income.

DI Super Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (unaudited)

September 30, 2021

(amounts in thousands)

The Company as borrower, along with certain of its operating subsidiaries as guarantors, entered into a financing agreement on December 15, 2014 with a syndicate of lenders lead by Royal Bank of Canada, Wilmington Trust, National Association, and Bank of America, N.A. acting as Administrative agents. The financing agreement provided a First Lien Credit Agreement (“First Lien”), a Second Lien Credit Agreement (“Second Lien”), and an ABL Credit Agreement, all of which have been subsequently amended as follows.The ABL Credit Agreement is further divided into a US Revolving Credit Facility (“US Revolver”) and a Canadian Revolving Credit Facility (“Canadian Revolver”) (collectively the “Revolvers”). Availability under both the US Revolver and Canadian Revolver is based on 85% of eligible accounts receivable and 75% of eligible, as defined in the relevant agreements. Borrowings were collateralized by substantially all of the Company’s assets, subject to certain limitations, as defined in the Credit Agreement. The US Revolver bears interest at ABR plus 1% Canadian Revolver bears interest at the Canadian Prime Rate plus 1%. As of September 30, 2021, borrowings outstanding under the Company’s Revolvers were $88,740.

The Company is subject to certain restrictive covenants upon and during the commencement of a Covenant Trigger Period to include a fixed charge coverage ratio measured as Adjusted Consolidated EBITDA to its debt service charge for which the Company must maintain a minimum ratio 1:00 to 1:00. As of September 30, 2021, the Company was in compliance with all financial covenants and has not triggered the covenant.

The Company paid off its total long-term debt, with the exception of the Finance Leases – Equipment, on October 15, 2021 in conjunction with the sale of the Company to TopBuild Corp.

9.Fair Value Measurements

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, notes receivable, accounts payable, interest rate swaps and long-term debt. Accounts receivable, notes receivable, accounts payable, and accrued liabilities are short-term in nature and therefore the carrying value approximates fair value as of September 30, 2021. The carrying value of debt approximates fair value as interest rates approximate current market rates as of September 30, 2021. The following describes the hierarchy of inputs used to measure fair value and the primary valuation methodologies used by the Company for amounts measured at fair value. The three levels of inputs are as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities.
Level 2

Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the same term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company assigned Level 2 to the debt.

DI Super Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (unaudited)

September 30, 2021

(amounts in thousands)

10.Income Taxes

Our effective tax rate was 43% percent for the nine months ended September 30, 2021. The increase in rate was primarily impacted by charges during the period that were largely not deductible for tax purposes.

11.Share-based Compensation

Certain employees participate in a share-based compensation plan offered by the Parent. These awards vest only upon and concurrently with a liquidity event upon which the investors of the Company achieve a stipulated return on investment from the transaction and would be recognized as a liability-based award. This liquidity event is considered to be a performance condition. Compensation expense is recorded when it is probable that a liquidity event will occur. As of September 30, 2021, a liquidity event was not considered to be probable and as such no compensation expense was recorded. If a liquidity event was considered probable additional compensation expense of $52,917 would be recorded as of September 30, 2021. Upon the sale of the Company on October 15, 2021 (see Note 1 for further discussion), the Company recognized a charge of approximately $52,917 related to these liability-based awards.

Performance award activity of the Company for the nine months ended September 30, 2021 is as follows:

Number of
Performance
Shares
(in units)

Balances at December 31, 2020	70,158
Performance shares granted	1,021
Performance shares forfeited	(680)
Balances at September 30, 2021	70,499

12.Commitments and Contingencies

Legal Matters

From time to time, we may be subject to legal proceedings and claims that arise in the ordinary course of business. There are no proceedings for which the Company expects to receive an adverse judgement as of September 30, 2021.

DI Super Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (unaudited)

September 30, 2021

(amounts in thousands)

13.Statement of Cash Flows – Supplemental Information

A summary of interest and income tax paid and a summary of noncash investing and financing activities for the nine months ended September 30, 2021 is presented below:

Supplemental disclosures
Interest paid	$20,717
Income tax paid	1,256

Noncash investing and financing activities
Right-of-use Assets Obtained In Exchange For New Finance Liabilities	$6,329
Right-of-use Assets Obtained In Exchange For New Operating Liabilities	7,311
Acquisition by issuance of seller-finance notes and assumed tax liability	19,397

14.Subsequent events

The Company has evaluated subsequent events through December 29, 2021, which is the date the condensed consolidated financial statements were available to be issued.